Consent of Independent Certified Public Accountants

    We have issued our report dated October 23, 1998 accompanying the financial statements of Van Kampen American Capital Equity Opportunity Trust, Series 76 as of September 30, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
 January 25, 1999